                                [Letterhead of]

                        GALLAGHER, CALLAHAN & GARTRELL





                                                     February 20, 1997


First Deposit National
295 Main Street
Tilton, New Hampshire 03276

Providian National Bank
53 Regional Drive
Concord, New Hampshire 03301


                          First Deposit Master Trust
                            Asset Back Certificates


Ladies and Gentlemen:

         We have acted as special New Hampshire tax counsel for First Deposit National Bank, a national banking association ("FDNB"), and Providian National Bank, a national banking association ("PNB"), in connection with the filing by FDNB and PNB, on behalf of the First Deposit Master Trust (the "Trust"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 on or about February 20, 1997 (the "Registration Statement") registering Asset Backed Certificates representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), among FDNB, PNB and Bankers Trust Company, as Trustee, and a Series Supplement to the Pooling and Servicing Agreement among FDNB, PNB and the Trustee, substantially in the forms incorporated by referenced as Exhibits 4.1 and 4.2 respectively, to the Registration Statement.

         We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the sub-heading "State and Local Tax Consequences - New Hampshire", appearing under the heading "Tax Matters", accurately describe the material New
Hampshire state tax consequences to holders of the Certificates.

         We know that we are referred to under the headings "Tax Matters" and "Legal matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.3 and 24.3 thereto.


                                            Very truly yours,



                                            /s/ Gallagher, Callahan & Gartrell
                                            GALLAGHER, CALLAHAN & GARTRELL
                                            Professional Association